Impact Medical Solutions, Inc.

Corporate Governance Manual
Ver. 1.0

Code of Ethics

I. Introduction
This Code of Business Conduct and Ethics (the "Code") applies to Impact Medical Solutions, Inc. and its subsidiaries (collectively, the "Company") and the Company's directors, officers, employees and principal consultants (collectively, “Employees”). Because any illegal or unethical action, or the appearance of misconduct or impropriety by anyone acting on the Company's behalf, is unacceptable, the Code should also be followed, where appropriate, by the Company's agents and representatives, including consultants where specifically required.

II. Compliance with the Law
Employees are expected to comply with all of the provisions of this Code. This Code will be strictly enforced and violations will be dealt with immediately, including subjecting Employees to corrective and/or disciplinary action such as dismissal or removal from office. Violations of this Code that involve unlawful conduct will be reported to the appropriate authorities. Situations that may involve a violation of ethics, laws, or this Code may not always be clear and may require difficult judgment. Employees, who have concerns or questions about violations of laws, rules or regulations, or of this Code, should report them to the Audit Committee.

III. Conflict of Interest
Employees must avoid conflicts of interest with the Company. A conflict of interest may be actual, apparent or potential and exists whenever an individual’s personal interests directly or indirectly interfere or conflict or appear to interfere or conflict with one’s obligations as an employee, director or officer to act in the best interests of the Company. Conflicts of interest include:
•	taking for oneself an opportunity discovered through the use of corporate information or position;
•	using corporate property, information or position for the Employee’s personal benefit or intention of benefit, whether direct or indirect; and
•	competing with the Company.

Where a situation arises in which a conflict of interest exists or may exist, the Employee must handle the situation in an ethical manner. If the Employee has any doubt as to how a situation is to be handled, the Employee must discuss the situation with a senior officer of the Company.

IV. Proprietary Information
All confidential or proprietary information of the Company must be protected. Confidential information includes, for example, financial data, acquisition and sale opportunities, property data exploration and development data. You must not disclose the Company's confidential or proprietary information to anyone within or outside of the Company unless the recipient will generally need this information to carry out his or her assigned responsibilities as an employee of the Company, or as an outsider who has been properly authorized by an officer of the Company to receive such information. Inquiries from the press, media, investors or the public regarding the Company should only be answered by the officers or employees designated to respond to such inquiries. The obligation not to disclose the Company's confidential or proprietary information continues for three years after employment with the Company terminates unless otherwise specifically provided in writing.

Corporate Governance Manual
Ver. 1.0

Impact Medical Solutions, Inc.

V. Inside Information and Securities Trading
In the course of business activities, you may become aware of nonpublic information regarding the business, operations or securities of the Company. It is the policy of the Company to prohibit the unauthorized disclosure of any nonpublic information and the misuse of material nonpublic information in securities trading. It is not possible to define all categories of material information. However, information should be regarded as material if there is a reasonable likelihood that it would be considered important to an investor in making an investment decision regarding the purchase or sale of the Company’s securities. Nonpublic information is information that has not been previously disclosed to the general public and is otherwise not available to the general public. While it may be difficult to determine whether particular information is material, there are various categories of information that are particularly sensitive and, as a general rule, should always be considered material. In addition, material information may be positive or negative. Examples of such information may include:

•  Research and clinical trial results, whether positive or negative
•  Joint ventures with third parties
•  News of a pending or proposed merger or acquisition
•  Financial results
•  Major contract awards, cancellations or write-offs
•  Product development milestones
•  News of the disposition of material assets
•  Impending bankruptcy or financial liquidity problems
•  Stock splits
•  New equity or debt offerings
•  Significant litigation exposure due to actual or threatened litigation
•  Changes in senior management
•  Projections of future earnings or losses
•  Dividend issuance decisions

Trading on Material Nonpublic Information: With certain limited exceptions, no officer or director of the Company, no employee of the Company or its subsidiaries and no consultant or contractor to the Company or any of its subsidiaries and no members of the immediate family or household of any such person, shall engage in any transaction involving a purchase or sale of the Company’s securities, including any offer to purchase or offer to sell, during any period commencing with the date that he or she possesses material nonpublic information concerning the Company, and ending at 12 pm (EST) on the trading day following the date of public disclosure of that information (usually by Press Release), or at such time as such nonpublic information is no longer material. The term “trading day” shall mean a day on which national stock exchanges are open for trading. Tipping: No insider shall disclose (“tip”) material nonpublic information to any other person (including family members) where such information may be used by such person to his or her profit by trading in the securities of companies to which such information relates, nor shall such insider or related person make recommendations or express opinions on the basis of material nonpublic information as to trading in the Company’s securities. Applicability of Insider Trading Regulations to Securities of Other Companies: The insider trading guidelines described herein also apply to material nonpublic information relating to other companies, including the Company’s joint venture partners (“business partners”), when that information is obtained in the course of employment with, or other services performed on behalf of the Company. All employees and consultants should treat material nonpublic information about the Company’s business partners with the same care as is required with respect to information relating directly to the Company.

Corporate Governance Manual
Ver. 1.0

Impact Medical Solutions, Inc.

VI. Accuracy and Retention of Business Records
A. General Accounting standards and applicable U.S. laws require that transactions and events relating to the Company's operations and assets must be properly recorded in the books and accounts of the Company and accurately reported in the applicable reports required by and filed with the Securities Exchange Commission. As a result, all officers of the Company and all financial personnel shall make and retain books, records and accounts that, in reasonable detail, accurately, completely and objectively reflect transactions and events, and conform both to required accounting principles and to the Company's systems of internal controls. No false or artificial entries may be made. No entry may be made or recorded in the Company's books and records or reported in any disclosure document that misrepresents, omits, hides or disguises the true nature of the event or transaction, and all material entries and reports must be made in a timely manner. All personnel are responsible for immediately reporting any concerns about the Company's financial records and its accounting, internal accounting controls and auditing procedures to a senior officer of the Company.

B. Records Retention: Certain documents and other records of the Company must be retained for various periods of time under legal and regulatory requirements. All records of the Company should be maintained in accordance with the Company's record retention guidelines. In any event, you must not destroy, shred or alter records that are in any way related to a threatened, imminent or pending legal or administrative proceeding, litigation, audit or investigation. Employees who become aware of such a proceeding, litigation, audit or investigation must immediately contact a senior officer of the Company. Employees should consult their supervisor or a Company officer for questions related to the Company's record retention guidelines or the propriety of disposing of a Company document or record.

VII. Quality of Public Disclosure
The Company is committed to providing information about the Company to the public in a manner that is consistent with all applicable legal and regulatory requirements and that promotes investor confidence by facilitating fair, orderly, and efficient behavior. The Company’s reports and documents filed with or submitted to securities regulators in the United States, and the Company’s other public communications, must include full, fair, accurate, timely, and understandable disclosure. All employees who are involved in the Company’s disclosure process, including senior officers, are responsible for using their best efforts to ensure that the Company meets such requirements. Employees are prohibited from knowingly misrepresenting, omitting or causing others to misrepresent or omit, material information about the Company to others, including the Company’s independent auditors.

Corporate Governance Manual
Ver. 1.0

Impact Medical Solutions, Inc.

VIII. Enforcement
The Company's management is charged by the Board of Directors with ensuring that this Code and the Company's corporate policies will govern, without exception, all business activities of the Company.

A. Waivers of the Code: In certain extraordinary situations, a waiver of a provision of the Code may be granted. Any waiver of the Code for executive officers or directors may be made only by the Company's Board of Directors or the Audit Committee of the Board of Directors. Waivers will be promptly disclosed as required by applicable laws and regulations.

B. Violations of the Code: Violations of the Code will not be tolerated by the Company. Reported violations or apparent violations will be reviewed by Company management and appropriate disciplinary action will be taken, up to and including termination of employment or service with the Company.

Corporate Governance Manual
Ver. 1.0

Impact Medical Solutions, Inc.

Audit Committee Charter

I:	Purpose

The purpose of the Audit Committee is to assist the Board of Directors’ oversight of:

•	the integrity of the Company’s financial statements;
•	the Company’s compliance with legal and regulatory requirements;
•	the independent auditor’s qualifications and independence; and
•	the performance of the Company’s internal audit function and independent auditors.

II.	Structure and Membership

Number. The Audit Committee shall consist of at least two members of the Board of Directors.

Independence. Except as otherwise permitted by the applicable rules of The Nasdaq Stock Market and Section 301 of the Sarbanes-Oxley Act of 2002 (and the applicable rules thereunder), each member of the Audit Committee shall be “independent” as defined by such rules and Act.

Financial Literacy. Each member of the Audit Committee shall be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement, at the time of his or her appointment to the Audit Committee.

Chair. Unless the Board of Directors elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.

Compensation. The compensation of Audit Committee members shall be as determined by the Board of Directors.

Selection and Removal. Members of the Audit Committee shall be appointed by the Board of Directors. The Board of Directors may remove members of the Audit Committee from such committee, with or without cause.

III.	Authority and Responsibilities

General

The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company's management and the independent auditor, in accordance with its business judgment.

IV.	Oversight of Independent Auditors

Selection. The Audit Committee shall have the sole authority to appoint, determine funding for, and oversee the independent auditors as set forth in Section 301 of the Sarbanes-Oxley Act of 2002 (and the applicable rules thereunder).

Corporate Governance Manual
Ver. 1.0

Impact Medical Solutions, Inc.

Independence. The Audit Committee shall take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent auditor.

Compensation. The Audit Committee shall be directly responsible for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.

Oversight. The independent auditor shall report directly to the Audit Committee and the Audit Committee shall be directly responsible for oversight of the work of the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting.

V.	Review of Audited Financial Statements

1. Discussion of Audited Financial Statements. The Audit Committee shall review and discuss with the Company's management and independent auditor the Company's audited financial statements.

VI.	Review of Other Financial Disclosures

Independent Auditor Review of Interim Financial Statements. The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information.

VII.	Controls and Procedures

Oversight. The Audit Committee shall coordinate the Board of Director’s oversight of the Company’s internal accounting controls, the Company’s disclosure controls and procedures and the Company’s code of conduct.

Procedures for Complaints. The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Related-Party Transactions. The Audit Committee shall review and, prior to the Company’s engaging in such transaction, must approve all related-party transactions.

VIII.	Procedures and Administration

Meetings. The Audit Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.

Corporate Governance Manual
Ver. 1.0

Impact Medical Solutions, Inc.

Subcommittees. The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to preapprove audit or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

Charter. At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

Independent Advisors. The Audit Committee shall have the authority to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

Investigations. The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

References - Audit Committee Charter

Section 301: Public Company Audit Committees.
Each member of the audit committee shall be a member of the board of directors of the issuer, and shall otherwise be independent.

"Independent" is defined as not receiving, other than for service on the board, any consulting, advisory, or other compensatory fee from the issuer, and as not being an affiliated person of the issuer, or any subsidiary thereof.

The audit committee of a company shall be directly responsible for the appointment, compensation, and oversight of the work of any registered public accounting firm employed by that company.

The audit committee shall establish procedures for the "receipt, retention, and treatment of complaints" received by the company regarding accounting, internal controls, and auditing.
Each audit committee shall have the authority to engage independent counsel or other advisors, as it determines necessary to carry out its duties.

Each company shall provide appropriate funding to the audit committee.

Corporate Governance Manual
Ver. 1.0

Impact Medical Solutions, Inc.

Corporate Governance and Nominating Committee Charter

A. Purpose

The purpose of the Nominating and Corporate Governance Committee is to:
•	Recommend to the Board the persons to be nominated by the Board for election as directors at the annual meeting of stockholders;
•	Develop and recommend to the Board a set of corporate governance principles applicable to the Company; and
•	Oversee the evaluation of the Board.

B. Structure and Membership
1.	Number. The Nominating and Corporate Governance Committee shall consist of such number of directors as the Board shall from time to time determine.
2.	Independence. Except as otherwise permitted by the applicable rules of NASDAQ, each member of the Nominating and Corporate Governance Committee shall be “independent” as defined by such rules.
3.	Chair. Unless the Board elects a Chair of the Nominating and Corporate Governance Committee, the Committee shall elect a Chair by majority vote.
4.	Compensation. The compensation of Nominating and Corporate Governance Committee members shall be as determined by the Board.
5.
Selection and Removal. Members of the Nominating and Corporate Governance Committee shall be appointed by the Board. The Board may remove members of the Nominating and Corporate Governance Committee from such Committee, with or without cause.

C. Authority and Responsibilities

Board and Committee Membership

1.
Selection of Director Nominees. Except where the Company is legally required by contract or otherwise to provide third parties with the ability to nominate directors, the Nominating and Corporate Governance Committee shall be responsible for recommending to the Board the persons to be nominated by the Board for election as directors at the annual meeting of stockholders and the persons to be elected by the Board to fill any vacancies on the Board.

2.
Criteria for Selecting Directors. The Board’s criteria for selecting directors are as set forth in the Company’s Corporate Governance Guidelines. The Nominating and Corporate Governance Committee shall use such criteria and the principles set forth in such Guidelines to guide its director selection process.

3.
Corporate Governance Guidelines. The Nominating and Corporate Governance Committee shall develop and recommend to the Board a set of Corporate Governance Guidelines applicable to the Company. The Committee shall, from time to time as it deems appropriate, review and reassess the adequacy of such Corporate Governance Guidelines and recommend any proposed changes to the Board for approval.

Corporate Governance Manual
Ver. 1.0

Impact Medical Solutions, Inc.

4.
Evaluation of the Board. The Nominating and Corporate Governance Committee shall be responsible for overseeing from time to time as it deems appropriate, self-evaluation of the Board to determine whether it and its committees are functioning effectively. The Committee shall determine the nature of the evaluation and supervise the conduct of the evaluation.

D. Procedures and Administration

1.
Meetings. The Nominating and Corporate Governance Committee shall meet as often as it deems necessary in order to be perform its responsibilities. The Committee shall keep such records of its meetings as it shall deem appropriate.

2.
Charter. The Nominating and Corporate Governance Committee shall, from time to time as it deems appropriate, review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

3.
Independent Advisors. The Nominating and Corporate Governance Committee shall have the authority to engage such independent legal and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of such advisors as established by the Committee.

4.
Investigations. The Nominating and Corporate Governance Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Committee or any advisors engaged by the Committee.

Corporate Governance Manual
Ver. 1.0